                                                                   Exhibit 10.17
                               AMENDMENT #1 TO THE
                             SAFENET/SOFTPK SOFTWARE
                                LICENSE AGREEMENT

     This Amendment (this "Amendment"), dated as of June 22, 2001 (the "Amendment Effective Date"), by and between SafeNet, Inc., a Delaware corporation, formerly known as Information Resource Engineering, Inc. ("SafeNet"), And Netscreen Technologies, Inc., a Delaware corporation ("Licensee"), amends that certain Software License Agreement, dated as of June 30, 2000 (the "Agreement Effective Date"), by and between SafeNet and Licensee (the "Agreement"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meaning ascribed in them in the Agreement.

     WHEREAS, the parties desire to amend the Agreement as set forth in herein to replace certain provisions and to clarify certain existing obligations under the Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and obligations herein contained, as well as other good and valuable consideration, the parties hereto agree that the Agreement shall be amended as follows:

1.   Definitions.

     (a) The term "End User License" as defined in Section 1 shall be deleted in its entirety, Exhibit A shall be deleted in its entirety.

     (b) The term "IRE Technology" as defined in Section 1 shall be deleted in its entirety and replaced with the following:

          "SafeNet Technology" means the Software and related Intellectual Property owned or licensed by the SafeNet as of the date of this License Agreement, and any other technology, software or Intellectual Property that SafeNet provides or makes available to Licensee hereunder, including, without limitation, the SDK, and any and all Enhancements, Updates and Upgrades.

         All references in the Agreement to "IRE Technology" shall be replaced with "SafeNet Technology".

     (c) The term "Software" as defined in Section 1 shall be deleted in its entirety and replace with the following:

          "Software" means infringement information in object code form constituting one or more computer or apparatus programs and the informational content of such programs as described in Attachment A, together with any documentation supplied in conjunction with supplementing such programs, the foregoing being provided to Licensee by way of electronic transmission or by being fixed in Media furnished to Licensee. The foregoing may

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          include SafeNet-owned programs (and documentation) and third-party owned programs (and documentation) that SafeNet has the right to license to Licensee hereunder. "Software" also includes any Enhancements, Updates and Upgrades that SafeNet provides or makes available to Licensee under this Agreement.

     (d)  The term "SDK" shall be inserted in Section 1, defined as follows:

          "SDK" means SafeNet's software developer kit that may be used to develop applications that interoperate with the Software. The SDK includes, without limitation, documentation, link libraries and sample source code.

     (e) Except as otherwise expressly set forth in this Amendment, the references to "Software" in the definitions of "Enhancement," "Upgrades" and "Updates" (and all references in the Agreement to the foregoing terms) shall be deemed to include the SDK.

2. The Software. Attachment A to the Agreement shall be amended so that as of the Amendment Effective Date, the Software shall mean the Software as described in Attachment A to this Amendment. The Software as originally described in Attachment A to the Agreement (the "Original Software") is no longer licensed under the Agreement as of the Amendment Effective Date, and Licensee shall have no right to further distribute the Original Software after one hundred and eighty (180) days after the Amendment Effective Date. Licensee shall only be permitted to begin distributing the Software after ceasing to distribute the Original Software.

3. Delivery of SDK. Following the execution of this Amendment by both parties, SafeNet will deliver to Licensee a copy of the SDK. The SDK will substantially conform to and perform in accordance SafeNet's published specifications.

4. SDK License. SafeNet grants Licensee a worldwide, nonexclusive, fully-paid, royalty-free license to: (i) use, copy, modify and create derivative works of the. SDK, only for the purpose of developing applications that interoperate with the Software ("Licensee Applications"); and (ii) copy, distribute and sublicense any redistributable components of the SDK (including any modifications thereto and derivative works thereof developed by Licensee), only in object code form, and only to the extent such components are incorporated into any License Applications. Licensee Applications that include any modifications to or components of the SDK may be licensed to Fad Users only Bundled with the Licensee's Internet Secured Appliance or as a Standalone product to only those third parry purchasers who have Licensee's Internet Secured Appliance.

5. Sublicense by Licensee. Section 3 of the Agreement shall be deleted in its entirety and replaced with the following:

          During the term hereof, Licensee may sublicense, whether directly or indirectly through Licensee's dealers, distributors and resellers ("Distributors"), the Software, is object code form, to End Users only Bundled with the Licensee's Internet Secured Appliance or as a Standalone product to only those third party purchasers who have

                                        2

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          Licensee's Internet Secured Appliance. Licensee shall provide SafeNet, at no cost to SafeNet, with the latest version of Licensee's Internet Secured Alliance made commercially available, only for SafeNet's internal besting and support purposes. All such Distributors shall be subject to an agreement that contains terms no less protective of SafeNet's proprietary rights than those contained herein ("Distributor License Agreement"). Without limiting the foregoing, the Distributor License Agreement will not grant any rights in the Software to any Distributor beyond the scope of the rights granted to Licensee under this Agreement All such End Users shall be subject to an agreement that contains terms and conditions substantially similar to those set forth is Exhibit A ("End User License"). No End User License or Distributor License Amount shall release Licensee from its obligations under this Agreement, except that SafeNet shall be a third party beneficiary. Licensee agrees to take all reasonable steps (including terminating End User Licenses and Distributor License Agreements) to enforce the provisions of each End User License and Distributor
          License Agreement. In the event that SafeNet requests legal action be initiated against an End User or Distributor for breach of the End
          User License or Distributor License Agreement and Licensee declines to initiate or continue such action. Licensee shall. upon SafeNet's request, and at SafeNet's expense, take all steps deemed necessary as mutually agreed by SafeNet's and Licensee's counsel to permit SafeNet to initiate and/or prosecute the action, including, without limitation, to assign the cause of action to SafeNet or permit SafeNet to prosecute the action.

6. Software Maintenance. Section 6 shall be deleted in its entirety and replaced with the following:

          During the terms of this Agreement, Maintenance Services (as outlined in Attachment B to this Amendment) shall be provided to Licensee as long as all Fees are paid in accordance with Attachment C of this Agreement. During the term of this Agreement, Enhancements to the Software and the SDK shall be provided to Licensee for no additional fee.

7. Fees. Section 7 of the Agreement shall be deleted in its entirety and replaced with the following:

          Licensee shall pay to SafeNet the license fees net forth in Attachment C ("License Fees"). Licensee shall pay to SafeNet interest equal to 1.5% of an unpaid, overdue License Fee which is not disputed, for each thirty (30) day period, or portion thereof, in which any License Fee remains unpaid. Interest fees will be

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

          waived for the first sixty (60) days. Licensee's rights under this Agreement are subject to timely payment of License Fees.

8. Attachment C. Attachment C to the Agreement shall be deleted in its entirety and replaced with Attachment C to this Amendment.

9. Effective Date and Duration. Section 9 shall be deleted in its entirety and replaced with the following:

          This Agreement is effective as of the Agreement Effective Date and shall remain in effect for three (3) years from the Amendment Effective Date.

10. Termination of Agreement. Section 29 shall be deleted in its entirety and replaced with the following:

          Licensee may terminate this Agreement at any time with seventy-five
          (75) days written notice. Notwithstanding anything in this Agreement to the contrary, upon any termination of this Agreement in accordance with the terms of this paragraph, Licensee's obligation to pay any License Fees specified in Attachment C will automatically terminate and Licensee will have no other payment obligations to SafeNet of any kind, unless mutually agreed to in writing by the parties.

          Either Party may terminate this Agreement if a receiver is appointed over the whole or part of the assets of the other Party, or if a petition is filed by or against either Party initiating any bankruptcy reorganization proceeding on if either Party makes an assignment for the benefit of creditors, or if any order is made or resolution is adopted for the dissolution of either party then such Party shall immediately notify the other Party of such event, and the other Party may terminate this Agreement by written notice thereof, effective upon the date of its sending.

          This Agreement may be terminated at the option of the non-defaulting party, by thirty (30) day written notice thereof to the defaulting party, specifying in reasonable detail the reason for termination, if
          (i) the defaulting party breached or otherwise fails to perform or comply in a material respect with a material obligation or covenant, and such breach or failure is not cured to the non-defaulting party's reasonable satisfaction within thirty (30) days receipt of such notice; or (ii) the defaulting party fails to comply strictly with the provisions of Sections 4 and 5. If the non-defaulting party is Licensee, then the sole and exclusive remedy of Licensee shall be that SafeNet refunds to Licensee all fees paid by Licensee up to the amount of the loss incurred, release of Escrow

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          Materials (as provided and according to the terms of the Escrow
          Agreement) and that this Agreement is terminated subject to Section 4(c), without further recourse.

          Unless Customer is entitled to ongoing rights under this Agreement or the Escrow Agreement, in each case as provided there in, within five
          (5) business days of the expiration or termination of this Agreement, Licensee shall immediately: (i) discontinue all use of the Software;
          (ii) deliver to SafeNet the Software then in Licensee's possession or control, together with all copies thereof; (iii) erase or destroy any of the Software contained in the computer memory or data storage apparatus under the control of the Licensee; (iv) remove any Software in Licensee's possession or control that incorporates or uses the Software in whole or in part; and (v) warrant in writing to SafeNet within five (5) days after termination that all actions (i) - (iv) have been taken by Licensee. Upon termination of this Agreement, those provisions that expressly or by their nature survive shall survive termination of this Agreement, including, without limitation, all payments due and owing to SafeNet and Section 4. All other rights and obligations of the parties shall cease upon termination of this Agreement.

11. Assignment. Section 33 shall be deleted in its entirety and replaced with the following:

          Neither Party shall assign or otherwise transfer this Agreement or any rights or obligations hereunder or without the express written approval of the other Party, which approval shall not be unreasonably withheld. This Agreement will bind and inure to the benefit of the successors and assigns of the parties.

12. Order of Precedence. This Amendment is supplementary to and modifies the Agreement. The terms of this Amendment supersede provisions of the Agreement only to the extent that it is expressly provided for herein, or to the extent that the terms hereof expressly conflict with the terms of the Agreement. However, nothing contained in this Amendment should be interpreted as invalidating the Agreement, and provisions of the Agreement will continue to govern relations between SafeNet and Licensee insofar as they do not expressly conflict with this Amendment.

13. Governing Law. This Agreement and all transactions under it shall be governed by the laws of the State of Delaware excluding its choice of laws rules and excluding the Convention for the International Sale of Goods. Both parties agree to submit to the jurisdiction of any court in the State of Delaware wherein an action is commenced against the other based on a claim for which the parties have agreed to indemnify each other under this Agreement.

14. Counterparts. This Amendment may be executed is counterparts, each of which will be deemed an original and all of which together will constitute one and the same document.

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

         IN WITNESS WHEREOF the parties hereto have caused this Amendment to be signed effective as of the date first set forth above.

SAFENET, INC.                             LICENSEE

By: /s/ Carole Argo                       By:  /s/ Tom Tovar
   --------------------------------           ------------------------------

Name:  Carole Argo                        Name: Tom Tovar
     ------------------------------            -----------------------------

Title: Sr. V.P. & CFO                     Title: Corp. Dev. & Legal Affairs
      -----------------------------             ----------------------------

Date:  6/25/01                            Date:  6/22/01
     ------------------------------            -----------------------------

                                    Exhibit A
                           Software License Agreement

NetScreen Technologies, Inc.
SOFTWARE LICENSE AGREEMENT

Please read the term of this Agreement carefully before using the software. By using the software, you are agreeing to be bound by the terms of this Agreement. If you do not agree to the terms of this Agreement, promptly return the unused software to the place where you obtained it and your money will be refunded.

1.  DEFINITIONS.

"NetScreen Software" - The software package distributed under the name NetScreen-Remote which runs on PCs and includes the software and documentation developed by NETSCREEN TECHNOLOGIES, INC. (hereinafter "NetScreen") and the software developed by SAFENET, INC. (hereinafter "SafeNet" or in context, "supplier").

2.  LICENSE AND OWNERSHIP.

NetScreen grants to you a nonexclusive, nontransferable license to age the NetScreen Software on a single PC or other similar computing device and to make one copy of the NetScreen Software in machine-readable form for backup purposes only. You must reproduce on such copy the NetScreen copyright notice and the SafeNet logo and name and any other proprietary legends that were on the original copy of the NetScreen Software. The NetScreen Software is licensed to you by Netscreen. You own the disk on which the Netscreen software is recorded but NetScreen Software is recorded but NetScreen and its suppliers retain title to the NetScreen Software.

3. RESTRICTIONS.

The NetScreen Software contains copyrighted material, trade secrets and other proprietary material and in order to protect them you agree not to decompile, reverse engineer, disassemble or otherwise reduce the NetScreen Software to a human-perceivable form. You may not modify, network, rent, lease, loan, distribute, disseminate, retransmit, publish, sublicense, or create derivative works based upon the NetScreen Software in whole or in part. You may not electronically transmit the NetScreen Software from one computer to another or over a network.

4. TERMINATION.

This Agreement is effective until terminated. You may terminate this Agreement at any time by destroying the NetScreen Software and all copies thereof. This Agreement will terminate immediately without notice from NetScreen it you fail to comply with any provision of this Agreement. Upon termination you must destroy the NetScreen Software sad all topics thereof.

5. EXPORT LAW ASSURANCE.

You agree and certify that neither the NetScreen Software nor any other technical data received from NetScreen, nor the direct product thereof, will be exported outside the United States except as permitted by the laws and regulations of the United States which may require U.S. Government export approval/licensing.

6. GOVERNMENT END USERS.

If you are acquiring the NetScreen Software on behalf of any unit or agency of the United States Government, the following provisions apply. The Government agrees.

Use, duplication, or disclosure by the U.S. Government is subject to restrictions set forth in this license agreement and as provided in DFARS 227.7202-1(a) and 227.7202-3(a) (1995), DFARS 252.227-7013(c)(1)(ii) (OCT 1988),
FAR 12.212(n) (1995). FAR, 52.227-19, or FAR 52.227.14 (ALT III), as applicable.

7. LIMITED WARRANTY ON MEDIA.

NetScreen warrants the disks on which the NetScreen Software is recorded to be free from defects in materials and workmanship under normal use for a period of ninety (90) days from the date of purchase as evidenced by a copy of the receipt. NetScreen's entire liability and your exclusive remedy will be replacement of the disk not meeting NetScreen's limited warranty and which is returned to NetScreen or a NetScreen authorized representative with a copy of the receipt. NetScreen will have no responsibility to replace a disk damaged by accident, abuse or misapplication. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS, AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

8.  DISCLAIMER OF WARRANTY ON NETSCREEN SOFTWARE.

You expressly acknowledge and agree that use of the NetScreen Software is at your sole risk. THE NETSCREEN SOFTWARE AND RELATED DOCUMENTATION ARE PROVIDED "AS IS" AND WITHOUT WARRANTY OF ANY KIND AND NETSCREEN EXPRESSLY DISCLAIMS ALL WARRANTIES, BOTH EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSES. NetScreen does not warrant or make any representations regarding the use or the results of the use of the NetScreen Software in terms of their correctness, accuracy, reliability, or otherwise. Should the NetScreen software prove defective, you (and not NetScreen or a NetScreen authorized representative) assume the entire cost of all necessary servicing, repair or correction. Some states do not allow the exclusion of implied warranties, so the above exclusion may not apply to you.

9.  LIMITATION OF LIABILTY.

UNDER NO CIRCUMSTANCES SMALL NETSCREENN AND ITS SUPPLIERS BE LIABLE FOR ANY INCREMENTAL. SPECIAL OR CONSEQUENTIAL DAMAGES (including loss of use. data, business of profits) ARISING FROM OR RELATING TO THIS AGREEMENT OR THE USE OR INABILITY TO USE THE NETSCREEN SOFTWARE,


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WHETHER SUCH LIABILITY ARISES FROM A CLAIM BASED ON CONTRACT, WARRANTY, TORT,
STRICT LIABILITY, PRODUCT LIABILITY OR OTHERWISE, EVEN IF NETSCREEN OR A NETSCREEN AUTHORIZED REPRESENTATIVE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event shall NetScreen's and its supplier's total liability to you for all damages, losses, and causes of action (whether in contract, tort or otherwise) exceed the amount paid by you for the NetScreen Software. Some states do not allow the limitation or exclusion of liability for incidental or consequential damages, so the foregoing limitation or exclusion may not apply to you.

10.  CONTROLLING LAW AND SEVERABILITY.

This Agreement shall be governed by and construed in accordance with the laws of the United States and the State of Delaware, as applied to agreements entered into and to be performed entirely within Delaware between Delaware residents. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision shall be enforced to the maximum extent permissible so as to give effect to the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.

11.  WAIVER.

Netscreen's and its supplier's failure to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provisions.

12.  COMPLETE AGREEMENT.

This Agreement constitutes the entire agreement between the parties with respect to the use of the NetScreen Software and supersedes all prior or contemporaneous understanding or agreements, written or oral, regarding such subject matter. No amendment to or modification of this Agreement and no waiver of any provision of this Agreement will be binding unless in writing and signed by a duly authorized representative of both parties.

13.  INDEMNIFICATION.

You shall at all times defend, indemnify and hold harmless Netscreen, its officers, directors, agents, employees, suppliers and affiliates (each, an "Indemnified Party") from and against any all third party claims, damages, liabilities, costs and expenses, including reasonable attorneys' fees, arising out of or relating to your use of the Netscreen Software.

------------------------
Copyright (c) 2000. SafeNet, Inc. All rights reserved.
NetScreen-Remote product copyright (c) 2000. NetScreen Technologies, Inc. All rights reserved.
NetScreen Technologies, Inc.
2860 San Tomas Expressway, Santa Clara, CA 95051 U.S.A.
Netscreen Remote(tm) is a trademark of NetScreen Technologies, Inc.

                                        9

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                                  Attachment A
                            License/Product Schedule

Licensee License Agreement Number: ___ (insert agreement number) ___
Date of Licensee Master License Agreement: ___ (insert date of agreement) ___

1. Description of Software

SafeNet SoftRemote

      Personal Firewall*

*may be deactivated at Licensee's request

2. Supported Operating Systems and Hardware Platforms

      Operating Systems: Microsoft NT 4.0 and Windows '95/'98 and Windows 2000 and any other platform supported by SafeNet

      Hardware Platforms: Intel

3. Software Specifications

      Please refer to SafeNet's published release rotes for the then-current version of the Software

                                       10


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                                  Attachment B
                               Maintenance Program

SafeNet will provide to Licensee Standard Technical Maintenance and Support, as specified in this Attachment B, for the Software running on any Supported Operating Systems and Hardware Platforms identified in Attachment A.

1. GENERAL REQUIREMENTS. SafeNet will provide a telephone Hotline support number available from 8:00 AM Eastern Standard Time ("EST") to 6:00 PM EST, Monday through Friday, a facsimile number and/or an Internet address. SafeNet warrants that such number, facsimile number and Internet address shall be maintained by qualified support specialists who shall answer questions from and provide support to Licensee regarding the Software.

2.    RESPONSE AND RESOLUTION SCHEDULE
      Licensee will classify each error or defect in the Software or related Documentation and wall report such error or defect to SafeNet for correction based on the following criteria:

          ERROR
      CLASSIFICATION                        CRITERIA

      Critical            Critical  Problems:  are defined to be those  problems
                          ------------------
                          that preclude use of significant functionality of the Software in live operations and for which no reasonable work-around exists.

      Significant         Significant  Problems:  are  defined  to be those
                          ---------------------
                          problems that preclude use of functionality of the Software that is significant in live operations, but for which reasonable work-arounds exist.

      Inconvenient        Inconvenient  Problems:  are defined to be those
                          ----------------------
                          problems that do not significantly hinder use of the Software in live operations.

         SafeNet shall use best efforts to respond to error reports according to the following schedule:

      CLASSIFICATION     LEVEL 1           LEVEL 2     LEVEL 3

      Critical           2 hour            1 day       Next version*
      Significant        4 hours           1 day       Next version*
      Inconvenient       1 business day    45 days     As appropriate

         *Provided such error is reported by Licensee to SafeNet prior to close of code freeze for such version.

      Level Identification
      --------------------

      Level 1-Acknowledgment of receipt of error report
      Level 2-After responding, SafeNet will: undertake to solve the problem as rapidly as possible; provide Licensee with a diagnosis of the problem and a plan for solving the problem and provide a patch, workaround, temporary fix and documentation correction pages.
      Level 3-Official object code fix, update or major release and/or updated manual.

      Hotline calls, facsimile calls and Internet address messages regarding the report of errors made after 6:00 PM EST shall be responded to the next business day within one hour of 8:00 AM EST.

      (a) Licensee will consider a problem resolved when Licensee has either:
          i)  Implemented a satisfactory telephone recommendation received.
          ii) Taken possession of upgraded software used to correct the error.

      (b) For eighteen (18) months after the introduction of a new generally available Enhancement, SafeNet will use reasonable efforts to support the previous release of the Software.

      (c) As part of the Maintenance Services, Licensee shall be entitled, at no additional charge, to all Updates, Upgrades, and Enhancements developed by SafeNet, and may copy and distribute the new Software release (i.e., such Updates, Upgrades and/or Enhancements) to sublicensees, at no additional charge.

                                       12


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                                  Attachment C
                                  Fee Schedule

Upon SafeNet's delivery of the Software, Licensee shall pay to SafeNet the License Fee. Thereafter, Licensee shall pay to SafeNet the License Fee on the first anniversary of the Amendment Effective Date and on the second anniversary of the Amendment Effective Date.

Fee Schedule

License fees & 1st year maintenance                                 $684,666
Maintenance renewal - year 2                                        $ 39,667
                                                                    --------
Maintenance renewal - year 3                                        $750,000


Payment Schedule

Yr 1  license and maint. fees due on Amendment Effective Date       $250,000
Yr 2  license and maint. fees due on the first anniversary of
      the Amendment Effective Date                                  $250,000
Yr 1  license and maint. fees due on Amendment Effective Date
      the Amendment Effective Date                                  $250,000
                                                                    --------
                                                                    $750,000

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